UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2009

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2009, the Xcel Energy Inc. (the “Company”) board of directors elected Kim Williams, Christopher J. Policinski and Benjamin G.S. Fowke, III to the board of directors, effective on December 1, 2009, for a term expiring at the Company’s 2010 annual meeting of shareholders or until their successors are elected and duly qualified.

Ms. Williams was a partner at Wellington Management Corp. from 1995 until her retirement in 2005.  Ms. Williams was also named to the Audit Committee and Finance Committee effective on December 1, 2009.

Mr. Policinski is the President and Chief Executive Officer of Land O’Lakes, Inc.  Mr. Policinski was named to the Governance, Compensation and Nominating Committee and Nuclear, Environmental and Safety Committee effective on December 1, 2009.

Ms. Williams and Mr. Policinski will receive compensation for their board service consistent with the compensation received by the Company’s other non-employee directors, prorated from the commencement of their service on the board and committees on which they will serve. Mr. Fowke, who is the Company’s President and Chief Operating Officer, will receive no additional compensation for his board service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

By	/s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary

Date: October 28, 2009